EXECUTION COPY

                                    GUARANTY

      THIS GUARANTY (this "Guaranty") is made as of the 19th day of March, 2001, by Interiors, Inc., a Delaware corporation ("Interiors" or the "Guarantor") in favor of BI;

                                   WITNESSETH:

      WHEREAS, from time to time Berman Industries, Inc. ("BI") and Stylecraft Lamps, Inc., a Tennessee corporation ("Stylecraft" or the "Account Debtor") have entered into, or hereafter may enter into, agreements of sale or agreements to provide goods and services (all such agreements being collectively referred to herein as "Trade Agreements"), pursuant to which BI has provided, and, in its sole discretion may from time to time hereafter provide, goods and services to the Account Debtor, and in respect of which the Account Debtor may from time to time become obligated to BI for payment of amounts in respect of Trade Agreements (all such amounts being "Obligations");

      WHEREAS, the Account Debtor is a direct, wholly-owned subsidiary of the Guarantor;

      WHEREAS, the execution and delivery by the Guarantor of this Guaranty, whereby the Guarantor shall guarantee the payment when due (whether at stated maturity, upon acceleration or otherwise) of all Obligations, is one of the conditions to the willingness of BI to continue to enter into Trade Agreements with the Account Debtor and to provide other financial accommodations to the Account Debtor; and

      WHEREAS, in consideration of the direct and indirect financial and other support that the Account Debtor has provided, and such direct and indirect financial and other support as the Account Debtor may in the future provide, to the Guarantor, and in order to induce BI to continue to enter into Trade Agreements with the Account Debtor, the Guarantor is willing to guarantee the payment when due (whether at stated maturity, upon acceleration or otherwise) of all of the Obligations;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Definitions. Terms defined in the Security Agreement, dated as of even date herewith between the Account Debtor and BI (as amended) and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

      Section 2. Representations, Warranties and Covenants. The Guarantor represents and warrants that:

      (a) It is a corporation duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite

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authority to conduct its business as a foreign person in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a material adverse effect on the business or operations or performance of the Guarantor or any of its subsidiaries.

      (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by it of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      (c) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its certificate or articles of incorporation or by-laws, or the provisions of any indenture, instrument or material agreement to which it is a party or is subject, or by which it, or its property, is bound, (ii) or conflict with or constitute a default thereunder, except such interference or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the business or operations or performance of the Guarantor or any of its subsidiaries, or (iii) result in the creation or imposition of any lien in, of or on its property pursuant to the terms of any such indenture, instrument or material agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental authority, is required to authorize, or is required in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty, other than those which have previously been obtained or made.

      Section 3. The Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, all amounts payable by the Account Debtor in respect of any Trade Agreement and any security agreement executed by the Account Debtor granting liens in favor of BI to secure the Obligations (collectively, the "Guaranteed Obligations"). Upon failure by the Account Debtor or any of its affiliates, as applicable, to pay punctually any such amount when due (whether at stated maturity, upon acceleration or otherwise), the Guarantor agrees that it shall forthwith on demand by BI pay such amount at the place and in the manner specified in any Trade Agreement. The Guarantor hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

      Section 4. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:


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            (i) any extension, renewal, settlement, indulgence, compromise, waiver or release of, or with respect to, the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

            (ii) any modification or amendment of or supplement to any Trade Agreement, including, without limitation, any such amendment which may increase the amount of the Obligations guaranteed hereby;

            (iii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

            (iv) any change in the corporate, partnership or other existence, structure or ownership of any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any other guarantor of any of the Guaranteed Obligations;

            (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any other guarantor of any of the Guaranteed Obligations, BI or any other person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any other guarantor of any of the Guaranteed Obligations, for any reason related to any Trade Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

            (vii) the failure of BI to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;


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            (viii) the election by, or on behalf of, BI, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

            (ix) any borrowing or grant of a security interest by the Account Debtor, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

            (x) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of BI for repayment of all or any part of the Guaranteed Obligations;

            (xi) the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

            (xii) any other act or omission to act or delay of any kind by any other guarantor of the Guaranteed Obligations, BI or any other person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

      Section 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances; Subordination.

      (a) The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and all Trade Agreements shall have terminated or expired. If at any time any payment of any amount payable by the Account Debtor under any Trade Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Account Debtor or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated to the extent and as though such payment had been due but not made at such time.

      (b) Notwithstanding any provision of this Guaranty to the contrary, the Guarantor consents and agrees, and BI by acceptance of this Guaranty likewise consents and agrees, that all amounts payable hereunder by the Guarantor to BI, all of the Guarantor's obligations hereunder, and all remedies of BI hereunder, shall be subordinated to the extent set forth in the Intercreditor Agreement. To the extent that any provision herein shall conflict with the provisions of the Intercreditor Agreement, so long as the Intercreditor Agreement shall be in effect, the terms of the Intercreditor Agreement shall prevail.

      Section 6. General Waivers. Except for written demand made by BI on the Guarantor with respect to payment hereunder, the Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other guarantor of the Guaranteed Obligations, or any other person.


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      Section 7. Subordination of Subrogation. Until the Obligations have been paid in full in cash, the Guarantor (i) shall have no right of subrogation with respect to such Obligations and (ii) waives any right to enforce any remedy which BI now has or may hereafter have against any endorser or any guarantor of all or any part of the Obligations or any other person, and the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to BI to secure the payment or performance of all or any part of the Obligations or any other liability of the Account Debtor to BI. Should the Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the payment in full in cash of the Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are paid in full in cash. The Guarantor acknowledges and agrees that this subordination is intended to benefit BI and shall not limit or otherwise affect the Guarantor's liability hereunder or the enforceability of this Guaranty, and that BI and its successors and permitted assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(a).

      Section 8. Intentionally Omitted.

      Section 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Account Debtor in respect of any Trade Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Account Debtor, all such amounts otherwise subject to acceleration under the terms of Trade Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by BI.

      Section 10. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in any Trade Agreement with respect to BI and with respect to the Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to BI.

                  Notice Address for Guarantor:

                  Interiors, Inc.
                  320 Washington Street
                  Mount Vernon, NY  10553
                  Attn: David Schwartz, Esq.
                  Fax: (914) 665-5469

      Section 11. No Waivers. No failure or delay by BI in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty and any Trade Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.


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      Section 12. Successors and Assigns; Discharge Upon Certain Business
Combinations. This Guaranty is for the benefit of BI and its successors and permitted assigns, provided, that the Guarantor shall not have any right to assign its rights or obligations hereunder without the consent of BI, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable in respect of any Trade Agreement in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and assigns.

      Section 13. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and BI.

      Section 14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. ANY DISPUTE BETWEEN THE GUARANTOR AND BI ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS GUARANTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS
SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

      Section 15. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

      (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS GUARANTY, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

            (B) OTHER JURISDICTIONS. THE GUARANTOR AGREES THAT BI SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GUARANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR (3) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH


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PERSON. THE GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE
COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

            (C) SERVICE OF PROCESS; VENUE. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF BI TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

            (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (E) WAIVER OF BOND. THE GUARANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL, ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS GUARANTY OR ANY TRADE AGREEMENT.

            (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS GUARANTY AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 15, WITH ITS COUNSEL.


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      Section 16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

      Section 17. Expenses of Enforcement, etc. Subject to the terms of the Intercreditor Agreement, after the occurrence and during the continuance of an event of default in respect of any Trade Agreement, BI shall have the right at any time to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantor agrees to reimburse BI for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and expenses, which attorneys may be employees of BI) paid or incurred by BI in connection with the collection and enforcement of amounts due in respect of the Trade Agreements, including without limitation this Guaranty.

      Section 18. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), BI may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from BI to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of BI or any of their respective affiliates.

      Section 19. Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Account Debtor and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that BI shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event BI, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, BI shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which BI, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

      Section 20. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      Section 21. Merger. This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and BI.


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      Section 22. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.


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            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

                                        INTERIORS, INC.


                                        By:  ___________________________________
                                        Its: ___________________________________


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